CONSENT OF CHRISTOPHER R. POLLEK, ESQ.

I hereby consent to the reference to my name under the heading "Legal Matters" in the Statement of Additional Information included in Post-Effective Amendment No. 22 to the Registration Statement on Form N-6 for certain flexible premium variable universal life insurance policies issued through American Family Variable Account I of American Family Life Insurance Company (File No. 333-147408).

____/s/ Christopher R. Pollek___________

Christopher R. Pollek
Associate General Counsel

April 23, 2025